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                                                                    Exhibit 23.1


                          Independent Auditors' Consent

The Board of Directors of
Paravant Inc. and Subsidiaries:

We consent to incorporation by reference in the registration statement
(No. 33-62851) on Form S-8 and registration statement (No. 33-82649) on
Form S-3 of Paravant Inc. of our report dated June 30, 2000, relating to the balance sheet of Triplex Systems Corporation as of December 31, 1999, and the related statements of income, stockholders' equity, and cash flows for the year then ended, which report appears in the August 8, 2000 Form 8-K/A of Paravant Inc.

/s/ KPMG LLP

KPMG LLP

Orlando, Florida
August 7, 2000